UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): August 9, 2017

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02                                           Results of Operations and Financial Condition.

On May 12, 2017, Hanger, Inc. (the “Company”) filed its Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2014 (the “2014 Form 10-K”), which included financial statements for the full year of 2014, restated financial statements for 2012, 2013 and the first two quarters of 2014, and restated unaudited information for 2010 and 2011. Due to the various accounting issues, material weaknesses in its internal controls over financial reporting and related matters discussed in the 2014 Form 10-K, the Company has been delayed in its financial filings with the SEC.

The Company has not yet filed financial statements for the first, second and third quarters of 2015, the full year ended December 31, 2015, the first, second and third quarters of 2016, the full year ended December 31, 2016 and the first and second quarters of 2017. The Company is currently preparing its 2015 and 2016 financial statements and certain related financial data, and has commenced the audit process for those years. The Company believes its prior reconstruction, reconciliation and correction of the accounting records and ledgers supporting the preparation of its 2014 consolidated financial statements, along with its formal clarification and documentation of its updated and revised accounting policies, will reduce the time necessary for the completion of its 2015 and 2016 financial accounting and reporting processes compared to the 2012, 2013 and 2014 years encompassed in the 2014 Form 10-K. Nevertheless, due to the existing material weaknesses in its internal controls over financial reporting, it will be necessary for the Company to prepare, review and undertake substantive testing and confirmation of its financial accounting, and these activities will cause an extended timetable for the completion of its 2015 and 2016 financial statements. Accordingly, the Company intends to prepare and complete its consolidated financial statements for 2015 and 2016, and file its Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”) containing those financial statements, as expeditiously as possible, and currently believes that absent unforeseen issues or circumstances, it can do so prior to February 15, 2018.

Cash Flow Data

Due to the continuing activities described above, the Company is not yet able to provide preliminary balance sheet or income statement data for the financial periods for which it has not yet provided financial statements or reports. The Company believes, however, that it has sufficient information from which to provide the following preliminary estimates of certain cash flow data for the periods set forth below.

The preliminary estimated amounts provided below are based on information currently available, which the Company believes is reasonable. However, the amounts remain subject to material change at such time as the Company files its financial statements and reports covering the periods set forth below, and there can be no assurance that these numbers will remain as disclosed herein in the financial statements and reports that the Company files with the SEC. Such changes, if they occur, may include re-classification of amounts between cash flow statement line items.

SUMMARY CASH FLOW INFORMATION

ESTIMATED AMOUNTS

SUBJECT TO FURTHER REVIEW AND MATERIAL CHANGE

(In millions; unaudited)

	Six month period ending June 30, 2016	Twelve month period ending December 31, 2016	Six month period ending June 30, 2017	Twelve month period ending June 30, 2017

Net cash provided by / (used in) operating activities	$18	$70	$(6)	$46
Acquisitions	0	0	0	0
Purchase of property, plant and equipment, other	(11)	(18)	(7)	(14)
Net cash used in investing activities	(11)	(18)	(7)	(14)
Net cash (used in) / provided by financing activities	(17)	(104)	7	(80)
Decrease in cash and cash equivalents	(10)	(52)	(6)	(48)
Cash and cash equivalents at beginning of period	59	59	7	49
Cash and cash equivalents at end of period	$49	$7	$1	$1

Other disclosures:
Cash interest paid	$16	$43	$25	$52
Cash taxes paid (received)	1	(35)	0	(36)
Certain cash payments to 3rd party professional firms (as described below)	18	48	21	51

Non-cash investing and financing activities:
Net (retirements) / additions of capital lease obligations	$(2)	$(3)	$1	$0

The “Other disclosures” information provided in the table above reflects items that are inherently included as deductions within the net cash numbers provided on the “Net cash provided by / (used in) operating activities” line item.

“Certain cash payments to 3rd party professional firms” reflect amounts paid to third party professional firms in connection with the remediation of our material weaknesses and financial reporting processes, as well as legal activities incurred in connection with these activities and costs associated with the preparation and audit of the Company’s financial statements.  Disclosure of these expenditures has been provided to assist in the explanation of changes in the Company’s cash flow trends between the comparative periods disclosed in the table. Cash payments differ in timing from the Company’s recognition of expenses because the Company recognizes the cost related to its independent audits in the year to which the audit work pertains. The Company currently estimates that these expenses will be approximately $23.3 million for 2015, $36.8 million for 2016 and $26.3 million for 2017. These expense amounts reflect the Company’s estimate of that portion of its professional fees that have been or are expected to be incurred in excess of the Company’s historically incurred amounts for related accounting and auditing activities of approximately $2.0 million per year.  As of June 30, 2017, the Company estimates that it had $17.2 million of professional fees incurred in connection with these activities accrued but unpaid.

During 2016, the Company benefited significantly from favorable working capital changes, the effect of which was to increase net cash provided by operating activities in that period. Those favorable effects primarily related to substantially improved collections and corresponding reductions in accounts receivable for the full year, as well as to increases in accounts payable during the first six months of that year. The Company consumed working capital during the first six months of 2017, primarily due to increases in purchases of inventory and reductions in accounts payable. During the third quarter of 2016, the Company also benefited from net federal income tax refunds totaling approximately $35.0 million. Accordingly, operating cash flow as presented above should not be considered reflective of any trend in the Company’s underlying operating results, nor should they be deemed to indicate any amount of relative underlying earnings from operations.  These amounts, when viewed along with other disclosures the Company has made concerning its outstanding indebtedness and other obligations, should be used solely for the purposes of assisting in the assessment of the Company’s current sources and uses of cash, and liquidity.

As disclosed in the 2014 Form 10-K, during 2016, the Company entered into amendments to its Credit Agreement, dated as of June 17, 2013 among the Company, the lenders from time to time party thereto and Bank of America, N.A. (the “Credit Agreement”), that waived certain actual or potential defaults and amended various covenants and other provisions. Additionally, during the third quarter of 2016, the Company entered into a new $280 million unsecured term loan facility (the Term B Credit Agreement, as discussed below) and redeemed $200 million in aggregate principal amount of Senior Notes due 2018 (the “Notes”) that were issued pursuant to an indenture (the “Indenture”) among the Company, the Guarantors and Wilmington Trust Company, as Trustee. The Company paid $10.4 million in fees in 2016 to the holders of its debt to obtain the consent to modifications to the underlying debt instruments. Included in these amounts, the Company paid $4.1 million to obtain amendments and waivers to the Credit Agreement and $6.3 million in fees related to the Fourth and Fifth Supplemental Indentures to the Indenture. In addition to fees paid to holders of its debt, the Company also paid legal and professional fees in connection with these amendments and waivers of $8.0 million in 2016. The Company redeemed the Notes and the Indenture was satisfied and discharged in August 2016.

Liquidity

As discussed in a Current Report on Form 8-K filed on June 23, 2017, the Company entered into the Sixth Amendment and Waiver, effective as of June 23, 2017 (the “Sixth Amendment and Waiver”), with respect to the Credit Agreement, which waives defaults and events of default under the Credit Agreement and also modifies certain of the terms and covenants contained in the Credit Agreement, including increasing the applicable interest rates, with some of the modifications terminating at such time as the Company meets various conditions. The Sixth Amendment and Waiver also provides that the failure by the Company to deliver the Required Financial Information (as defined in the Fifth Amendment and Waiver dated as of July 15, 2016) to the agent for the Credit Agreement on or before February 15, 2018 shall be an additional event of default under the Credit Agreement. The Required Financial Information includes, among other things, the Company’s audited consolidated financial statements and related footnotes for 2015 and 2016.

Also as discussed in a Form 8-K filed on June 23, 2017, the Company entered into an Amendment (the “Term B Amendment”) among the Company, the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent (the “Term B Agent”), that provided for amendments to its Credit Agreement dated as of August 1, 2016 (the “Term B Credit

Agreement”) among the Company, the lenders from time to time party thereto and the Term B Agent, upon the satisfaction of certain conditions. The amendments to the Term B Credit Agreement set forth in the Term B Amendment became effective on June 23, 2017. The Term B Amendment extends the deadline by which the Company must deliver to the Term B Agent its audited financial statements, the related audit report and a consolidated budget, in each case, for the fiscal year ending December 31, 2016, to February 15, 2018. The Amendment also extends the deadline by which the Compliance Date (as defined in the Term B Credit Agreement) must occur to February 15, 2018.

If the Company fails to comply with the terms of its Credit Agreement as amended by the Sixth Amendment and Waiver or the terms of its amended Term B Credit Agreement, or is unsuccessful at further amending or waiving the Credit Agreement when the existing amendments and waivers expire (if such further amendment and waivers become necessary), then the Company may be subject to numerous penalties, including but not limited to the acceleration of all of its debt outstanding pursuant to the Credit Agreement and the amended Term B Credit Agreement. In the event that the debt were to be accelerated, then the Company may need to seek alternative financing to satisfy its obligations. This alternative financing may not be available to the Company on terms that are favorable to it, or at all.

The Company currently believes that cash generated from operations, together with other available sources of liquidity, including borrowings available under its Credit Agreement and the Term B Credit Agreement, and any successor facilities, will be sufficient for at least the next twelve months to fund anticipated capital expenditures, make required routine payments of principal and interest on debt as such payments become due, and pay the additional third party expenses that the Company continues to incur as a result of the ongoing work relating to the filing of its financial statements.  Outstanding borrowings under the Company’s Credit Agreement mature on June 17, 2018.  The Company currently believes that it will be able to refinance or otherwise satisfy that indebtedness prior to its maturity.  A table setting forth the Company’s outstanding indebtedness as of June 30, 2017, is included below.

At June 30, 2017, the Company had $0.6 million in cash and cash equivalents and $66.5 million in undrawn capacity available to it through the $118.3 million Aggregate Revolving Commitment under its Credit Agreement.  As of that date, the Company had $25.0 million in borrowings and $6.1 million in letters of credit outstanding under its Aggregate Revolving Commitment.  The Company’s availability under the Aggregate Revolving Commitment was further limited by $20.7 million pursuant to the applicable usage limitation as specified in the Credit Agreement.

For covenant purposes, the Company defines liquidity under the Credit Agreement as being comprised of cash and cash equivalents available to it in its bank accounts, which differs from the Company’s financial statement presentation of liquidity in that liquidity under the Credit Agreement does not reflect reduction for un-cleared checks and related items, which amounted to $6.0 million as of June 30, 2017. As of June 30, 2017, the Company had $6.6 million in cash and cash equivalents available to it in its bank accounts, which when coupled with the $66.5 million in available undrawn capacity under the Aggregate Revolving Commitment under the Credit Agreement, provided the Company with liquidity of $73.1 million for the purposes of the Credit Agreement.

Table of Debt

Amounts are preliminary and subject to material change

(In millions; Unaudited)

As of June 30, 2017
Revolving Credit Facility (matures on June 17, 2018)	$25
Term Loan under Existing Credit Facility (matures on June 17, 2018)	166
Term B Credit Agreement (matures on August 1, 2019)	275
Subordinated Seller Notes, non-collateralized, net of unamortized discount and principal	7
Capital Leases, including Build to Suit	18
Total debt	491
Cash and cash equivalents	1
Total Debt, less Cash and cash equivalents	$490

Disclosures About Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to restate further its financial statements and other financial data for current or historical periods, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the Securities and Exchange Commission; and any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data or other corporate actions. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission. The information contained in this filing is made as of the date hereof, even if this filing is subsequently made available by the Company on its website or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: August 9, 2017